UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2022 (January 18, 2022)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

142 W. 57th St., 8th Floor

New York, New York 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2022, DarioHealth Corp., or the Company, entered into a Technology Purchase Agreement, or the Purchase Agreement, by and between Physimax Technologies Ltd., or Physimax, and the Company’s wholly owned subsidiary, Labstyle Innovation Ltd., or the Purchaser. Pursuant to the Purchase Agreement, Physimax agreed to sell transfer and convey all of its right, title and interest in and to certain assets, as defined and under the terms of the Purchase Agreement, or the Physimax Assets. In consideration for Physimax Assets, the Company agreed to issue up to 256,660 shares of the Company’s common stock, $0.0001 par value per share, or the Consideration Shares, representing a purchase price of $5,500,000 in the aggregate, at a price per share equal to $21.35, plus a cash payment of $500,000, as well as assume certain liabilities in an approximate amount of $1,020,000.

The Consideration Shares will be subject to the terms of a lock-up agreement, pursuant to which Physimax, or subsequent transferees (subject to certain exceptions), have agreed to restrict their ability to transfer their shares as follows: (i) shares representing 33.3% of the Consideration Shares will be restricted from transfer for a period of one hundred and eighty (180) days from the date of the closing, or the Closing Date, (ii) shares representing 33.3% of the Consideration Shares will be restricted from transfer for a period of two hundred and seventy (270) days from the Closing Date, and (iii) shares representing 33.4% of the Consideration Shares will be restricted from transfer for a period of three hundred and sixty (360) days from the Closing Date. In addition, the Company, Physimax and certain key personnel of Physimax shall enter into specific holdback agreements where no less than 30% of the Consideration Shares, which such key personnel would have received as shareholders of Physimax, had the Consideration Shares been distributed to them, shall be held back by Physimax, and released as follows: (i) 50% of such held back Consideration Shares shall be released at the lapse of the first anniversary as of the Closing; and (ii) the balance 50% of such Consideration Shares shall be released at the lapse of 18 months of the Closing, provided that all such personnel continue to be employed by the Company, the Purchaser or any of its affiliates.

The Purchase Agreement contains representations and warranties customary for transactions of this nature negotiated between sophisticated purchasers and sellers acting at arm’s length, certain of which are qualified as to materiality and knowledge and subject to reasonable exceptions. The Closing of the Purchase Agreement is subject to customary closing conditions, including the approval of the Israeli Innovation Authority.

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2022, the Company issued a press release announcing an investor call on January 19, 2022. In addition, on January 19, 2022, the Company posted to its website a presentation, or the Presentation, that is to be presented on the investor conference call to be held on January 19, 2022. Copies of the press release and the Presentation are furnished with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

The information presented in Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

In the Presentation, the Company uses information derived from its unaudited, consolidated and financial information that may not be presented in its financial statements or prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Certain of these measures are considered “non-GAAP financial measures” under rules promulgated by the Securities and Exchange Commission. Specifically, the Company has referred to non-GAAP financial measures of revenues, cost of revenues and gross profit, which exclude amortized expenses relating to certain technology acquisitions. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables provided at the end of the Presentation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Investor Presentation (furnished herewith pursuant to Item 2.02)
99.2	Press release dated January 18, 2022 (furnished herewith pursuant to Item 2.02)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2022	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary